Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2025, with respect to the financial statements of HMH Holding Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway
August 19, 2025